EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share

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(dollars in thousands, except share data)                                For the Three
                                                                          Months Ended
                                                                           March 31,
                                                                      2002            2001
                                                                  -------------    ------------
BASIC EARNINGS PER SHARE
EARNINGS:
Income before extraordinary gain                                        $4,105          $2,596
Net income                                                              $4,515          $2,596

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                           7,128,732       7,185,185
-----------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:
Income before extraordinary gain                                         $0.58           $0.36
Net income                                                               $0.63           $0.36
===============================================================================================


DILUTED EARNINGS PER SHARE
EARNINGS:
Income before extraordinary gain                                        $4,105          $2,596
Net income                                                              $4,515          $2,596

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                           7,128,732       7,185,185
Net effect of the assumed exercise of stock options based on the
      treasury stock method                                            125,323          96,154
-----------------------------------------------------------------------------------------------
          Total                                                      7,254,055       7,281,339
-----------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:
Income before extraordinary gain                                         $0.57           $0.36
Net income                                                               $0.62           $0.36
===============================================================================================

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